JPMorgan Funds - Undiscovered Managers Funds
Rule 10f-3 Transactions
For the period from September 1, 2010 to February 28, 2011

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Realty Income Fund
Trade Date 9/21/2010
Issuer Health Care REIT Inc. (HCN) Secondary
Cusip 42217K10
Shares 8,600
Offering Price $45.75
Spread $1.83
Cost $393,450
Dealer Executing Trade Deutsche Bank Securities
% of Offering  purchased by firm 4.64%
Syndicate Members Deutsche Bank Securities, J.P. Morgan, BofA Merrill
Lynch, KeyBanc Capital Markets, Raymond James, UBS Investment Bank, Wells
Fargo Securities, Stifel Nicolaus Weisel, Barclays Capital Credit Agricole
CIB, Comerica Securities , Morgan Keegan & Company Inc., PNC Capital
Markets LLC, RBS
Fund JPMorgan Realty Income Fund
Trade Date 9/22/2010
Issuer Alexandria Real Estate Equities, Inc. (ARE) Secondary
Cusip 1527110
Shares 14,200
Offering Price $69.25
Spread $2.94
Cost $983,350
Dealer Executing Trade Merrill Lynch and Company Inc.
% of Offering  purchased by firm 3.29%
Syndicate Members BofA Merrill Lynch, J.P. Morgan, Goldman Sachs & Co.,
Barclays Capital, Citi, RBC Capital Markets
Fund JPMorgan Realty Income Fund
Trade Date 10/26/2010
Issuer ProLogis (PLD) Secondary
Cusip 74341010
Shares 83,900
Offering Price $12.30
Spread $0.48
Cost $1,031,970
Dealer Executing Trade Morgan Stanley and Company
% of Offering  purchased by firm 0.73%
Syndicate Members BofA Merrill Lynch, Morgan Stanley, Goldman Sachs & Co.,
J.P. Morgan, Citi, Deutsche Bank Securities, Wells Fargo Securities, Credit
Agricole CIB, ING, Scotia Capital, SMBC Nikko
Fund JPMorgan Realty Income Fund
Trade Date 11/2/2010
Issuer Corporate Office Properties Trust (OFC) Secondary
Cusip 22002T10
Shares 28,300
Offering Price $34.25
Spread $1.37
Cost $969,275
Dealer Executing Trade Merrill Lynch & Company Inc.
% of Offering  purchased by firm 6.33%
Syndicate Members BofA Merrill Lynch, J.P. Morgan, Wells Fargo Securities,
Barclays Capital, KeyBanc Capital Markets, RBS, SunTrust Robinson Humphrey,
Baird, Capital One Southcoast, Comerica Securities, Raymond James, TD
Securities
Fund JPMorgan Realty Income Fund
Trade Date 11/3/2010
Issuer HCP, Inc. (HCP Secondary
Cusip 40414L10
Shares 96,700
Offering Price $35.25
Spread $1.41
Cost $3,408,675
Dealer Executing Trade Citigroup Global Markets
% of Offering  purchased by firm 4.89%
Syndicate Members Citi, Goldman Sachs & Co., J.P. Morgan, BofA Merrill
Lynch, Barclays Capital, Credit Agricole CIB, Credit Suisse, RBS, UBS
Investment Bank, Wells Fargo Securities, Morgan Stanley, CSCA, Scotia
Capital, SunTrust Robinson Humphrey, BNY Mellon Capital Markets, LLC, PNC
Capital Markets LLC, Morgan Keegan & Company Inc.
Fund JPMorgan Realty Income Fund
Trade Date 11/19/2010
Issuer Sunstone Hotel Investors, Inc. (SHO) Secondary
Cusip 86789210
Shares 57,200
Offering Price $10.25
Spread $0.44
Cost $586,300
Dealer Executing Trade Merrill Lynch & Company Inc.
% of Offering  purchased by firm 4.86%
Syndicate Members BofA Merrill Lynch, J.P. Morgan, Barclays Capital, Citi,
Morgan Stanley, UBS Investment Bank
Fund JPMorgan Realty Income Fund
Trade Date 12/1/2010
Issuer Health Care REIT, Inc. (HCN) Secondary
Cusip 42217K10
Shares 15,700
Offering Price $43.75
Spread $1.75
Cost $686,875
Dealer Executing Trade Merrill Lynch & Co Inc.
% of Offering  purchased by firm 2.05%
Syndicate Members BofA Merrill Lynch, J.P. Morgan, UBS Investment Bank,
KeyBanc Capital Markets, Deutsche Bank Securities, Raymond James, Wells
Fargo Securities, Barclays Capital, Stifel Nicolaus Weisel, BMO Capital
Markets, Comerica Securities, Morgan Keegan, PNC Capital Markets LLC, RBS
Fund JPMorgan Realty Income Fund
Trade Date 12/14/2010
Issuer HCP, Inc. (HCP) Secondary
Cusip 40414L10
Shares 33,200
Offering Price $32.00
Spread $1.28
Cost $1,062,400
Dealer Executing Trade Citigroup Global Markets
% of Offering  purchased by firm 5.96%
Syndicate Members BofA Merrill Lynch, Wells Fargo Securities, Citi, J.P.
Morgan, UBS Investment Bank,Barclays Capital, Credit Agricole CIB, Credit
Suisse, Goldman Sachs & Co., KeyBanc Capital Markets, RBS, Scotia Capital,
Deutsche Bank Securities, Morgan Stanley, BNY Mellon Capital Markets, LLC,
Piper Jaffray, PNC Capital Markets LLC, SunTrust Robinson Humphrey, Morgan
Keegan
Fund JPMorgan Realty Income Fund
Trade Date 2/15/2011
Issuer DCT Industrial (DCT) Secondary
Cusip 23315310
Shares 144,400
Offering Price $5.35
Spread $0.23
Cost $772,540
Dealer Executing Trade Merrill Lynch & Co Inc.
% of Offering  purchased by firm 5.54%
Syndicate Members BofA Merrill Lynch, J.P. Morgan, Wells Fargo Securities,
Deutsche Bank Securities, Morgan Keegan, PNC Capital Markets LLC, Piper
Jaffray